Exhibit 99

FOR IMMEDIATE RELEASE	CONTACT:	Marsha J. Akin
Investor Relations
(630) 773-3800
www.ajg.com

ARTHUR J. GALLAGHER & CO. ANNOUNCES

SECOND QUARTER 2009 FINANCIAL RESULTS

ITASCA, IL, July 28, 2009 — Gallagher today reported its financial results for the quarter and six-month periods ended June 30, 2009. A printer-friendly format of this release and the supplemental quarterly data is available at www.ajg.com.

Quarter Ended June 30

	Revenues			EBITDA			Diluted Net Earnings (Loss) Per Share
	2nd Q 09	2nd Q 08	Chg	2nd Q 09	2nd Q 08	Chg	2nd Q 09	2nd Q 08	Chg
Segment	$ in millions			$ in millions
Continuing Operations
Brokerage	$340.1	$312.2	9%	$89.5	$80.4	11%	$0.41	$0.42	-2%
Risk Management	113.3	115.2	-2%	16.4	15.6	5%	0.08	0.08	0%

Total Brokerage & Risk Management	453.4	427.4	6%	105.9	96.0	10%	0.49	0.50	-2%
Financial Services & Corporate	0.2	1.5		(1.8)	(1.2)		(0.05)	(0.05)

Total Continuing Operations	$453.6	$428.9		$104.1	$94.8		0.44	0.45

Discontinued Operations							—	(0.01)

Total Company							$0.44	$0.44

Six Months Ended June 30

	Revenues			EBITDA			Diluted Net Earnings (Loss) Per Share
	6 Mths 09	6 Mths 08	Chg	6 Mths 09	6 Mths 08	Chg	6 Mths 09	6 Mths 08	Chg
Segment	$ in millions			$ in millions
Continuing Operations
Brokerage	$629.6	$570.2	10%	$145.6	$112.6	29%	$0.66	$0.55	20%
Risk Management	225.5	231.4	-3%	33.9	32.5	4%	0.17	0.17	0%

Total Brokerage & Risk Management	855.1	801.6	7%	179.5	145.1	24%	0.83	0.72	15%
Financial Services & Corporate	(0.4)	3.1		(4.5)	(1.1)		(0.10)	(0.10)

Total Continuing Operations	$854.7	$804.7		$175.0	$144.0		0.73	0.62

Discontinued Operations							(0.02)	(0.25)

Total Company							$0.71	$0.37

Other Information	2nd Q 09	2nd Q 08	6 Mths 09	6 Mths 08
Shares issued in acquisitions	833,000	203,000	4,483,000	483,000
Number of acquisitions closed	6	9	9	20
Annualized revenue acquired (in millions)	$11.1	$26.5	$80.8	$57.5
Book value per share at end of period			$8.30	$7.78
Corporate related borrowings at end of period (in millions)			$593.0	$505.0

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This earnings release contains certain non-GAAP information. EBITDA, a non-GAAP measure, represents earnings before interest, income taxes, depreciation, amortization and change in estimated acquisition earnout payables. A reconciliation of EBITDA to earnings from continuing operations before income taxes (which were $74.1 million and $69.3 million in second quarter 2009 and 2008, respectively, and $117.6 million and $96.2 million in the six-month periods ended June 30, 2009 and 2008, respectively) is included on page 5 of this earnings release.

“I am pleased with our second quarter results given we are still operating in an extremely difficult environment. Insurance rates were still soft in the second quarter, the economy continues to adversely impact our clients’ buying activities and investment yields are at all time lows,” said J. Patrick Gallagher Jr., Chairman, President and CEO. “Despite these headwinds, we continue to see the benefits of our tuck-in acquisition strategy and cost savings initiatives in our expanding EBITDA margins. Even with a 0.3% decline in organic revenue in second quarter 2009 in our combined Brokerage and Risk Management Segments, we expanded the combined EBITDA margin 0.9% compared to the same period in 2008.

“For the first six months of 2009, our Brokerage and Risk Management operations combined to grow revenues 7%, grow EPS 15%, grow EBITDA 24% and expand EBITDA margins by 2.9% from the same period in 2008. I’m proud of how all Gallagher associates are pulling together in these difficult times to deliver outstanding service to our clients and continue to build shareholder value.”

Brokerage Segment Second Quarter Highlights

•

On July 23 and July 27, 2009, respectively, Gallagher amended its settlement agreements with the Illinois Attorney General and the Illinois Department of Insurance. The amendments, which will be effective as of October 1, 2009, will permit Gallagher to accept retail contingent commissions across all lines of its brokerage business. As a result, Gallagher anticipates generating additional retail contingent commission revenues of approximately $10.0 million on an annualized basis by 2011.

•

Revenue growth of 9%. Organic revenue declined 1.2% compared to 2008. Included in organic revenue was an increase in supplemental commissions in 2009 over 2008, of $2.5 million. Items excluded from organic growth computations yet impacting second quarter 2009 to 2008 revenue comparisons include (in millions):

	2009	2008
Total revenues as reported	$340.1	$312.2
Less adjustments to revenues:
Gains realized from books of business sales	3.3	3.5
Investment income	1.4	4.3
Retail contingent commissions related to acquisitions	4.4	3.3
MGA/MGU performance income	1.9	1.7
Revenues from acquisitions in the last twelve months	41.6	—
Revenues related to divestitures in the last twelve months	—	3.3
Levelized foreign currency	—	5.0

Total revenue adjustments	52.6	21.1

Organic revenues	$287.5	$291.1

•

Second quarter compensation expense ratio was 2.4% higher than 2008 as the result of increased headcount from the Liberty-Wausau transaction of 0.5%, increased pension expense of 0.6%, increased medical benefits of 0.6%, increased incentive compensation of 0.6% and severance costs of 0.2%.

•

Second quarter operating expense ratio was 2.9% lower than 2008. The ratio was primarily impacted by lower travel and meeting expenses of 1.4%, decreased professional fees of 0.6% and foreign currency translation of 0.5%.

•

The change in estimated acquisition earnout payables expense relates to the adoption of Statement of Financial Accounting Standards No. 141 (SFAS 141(R)), which was effective January 1, 2009 for acquisitions completed in 2009.

•	EBITDA margin of 26.3%, which was up 0.6% as compared to 2008.

•	Second quarter effective tax rate was 40.3% in 2009 and 40.2% in 2008.

•

Gallagher shifted and diversified nearly all of its world-wide cash balances into accounts that were insured/guaranteed by various governments or governmental agencies. Most of these accounts are non-interest bearing. While Gallagher believes that these accounts are secure, there can be no assurances that governmental guarantee programs would be sufficient to repay balances in the event of a system-wide failure of the global banking system.

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Risk Management Segment Second Quarter Highlights

•

Revenue declined 2%. Organic growth was 2.2% after excluding the impact of foreign currency translation of $3.5 million. Domestic revenues declined 1%, reflecting reduced claim counts. International revenues grew 1% and after excluding the impact of foreign currency translation, revenue increased 25% reflecting new business and renewal increases. International revenues in the quarter also included a $2.3 million performance bonus compared to zero for the same period in 2008.

•	Second quarter compensation expense ratio was 0.6% higher than 2008 as a result of increased pension expense of 0.6% and increased medical benefits of 0.5%, partially offset by reduced temporary help.

•

Second quarter operating expense ratio was 1.5% lower than 2008 reflecting savings in travel and meeting expense of 1.5%, savings in office expenses of 0.9% and lower rent expense of 0.4%, partially offset by higher business insurance costs of 1.5%.

•	EBITDA margin of 14.5%, which was up 0.9% compared to 2008.

•	Second quarter effective tax rate was 41.0% in 2009 and 39.3% in 2008.

Financial Services and Corporate Segment Second Quarter Highlights

•

Gallagher owns 42% of Chem-Mod, LLC which has developed technologies that reduce harmful emissions from coal-fired power plants. Gallagher believes that commercial facilities, which produce clean-burning coal using the Chem-Mod technology, may qualify for tax credits under Internal Revenue Code Section 45 provided the facilities are placed in service by December 31, 2009. Certain utilities have expressed an interest in using Chem-Mod’s technologies and Gallagher has committed to capital expenditures of approximately $4.0 million in third quarter 2009 to build the first facility. If other utilities express interest in using the Chem-Mod technology, Gallagher is prepared to make additional capital expenditures of $10.0 to $12.0 million in third and fourth quarters of 2009 to build additional facilities. There are significant uncertainties related to these investments, which must be favorably resolved in order for Gallagher to capitalize on these investments, including the release of favorable IRS guidance, the timely receipt by the utility of regulatory permits and completion of construction by December 31, 2009. Accordingly, it is too early to forecast the value, if any, of these facilities or Gallagher’s ownership interest in Chem-Mod.

•

In addition to the $400.0 million of long-term borrowing outstanding under the Note Purchase Agreement, at June 30, 2009, Gallagher had borrowings of $193.0 million outstanding under its line of credit facility used primarily to fund 2008 and 2009 acquisitions and short-term cash flow needs. The weighted average interest rate on the line of credit borrowings, which is based on a spread over short-term LIBOR, was 0.92%. The interest rate at July 24, 2009 for a sixty day borrowing on this line was 0.95%.

Consolidated Company Income Taxes

Gallagher allocates the provision for income taxes to the Brokerage and Risk Management Segments as if those segments were preparing income tax provisions on a separate company basis. Gallagher historically reported, and anticipates reporting for the foreseeable future, an effective tax rate of approximately 40% to 42% in both its Brokerage and Risk Management Segments. Gallagher’s consolidated effective tax rate for second quarter was 40.9% in 2009 and 39.8% in 2008. The second quarter tax rate in 2009 was higher than 2008 as the result of resolving certain income tax matters in second quarter 2008.

The company will host a webcast conference call on Wednesday, July 29, 2009 at 9:00 a.m. ET to further discuss these quarterly results. To listen, please go to www.ajg.com.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in 15 countries and does business in more than 100 countries around the world through a network of correspondent brokers and consultants. Gallagher is traded on the New York Stock Exchange under the symbol AJG.

This press release is historical in nature and only speaks to the day it is dated. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

This press release may contain certain forward-looking statements relating to future results. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expected, depending on a variety of factors such as changes in worldwide and national economic conditions, changes in premium rates and in insurance markets generally, and changes in securities and fixed income markets as well as developments in the areas of tax legislation. Please refer to our filings with the Securities and Exchange Commission, including Item 1, “Business – Information Concerning Forward-Looking Statements” and Item 1A, “Risk Factors”, of Gallagher’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for a more detailed discussion of these factors.

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Arthur J. Gallagher & Co.

Segment Statement of Earnings

(Unaudited - in millions except per share data)

	3 Months Ended June 30, 2009	3 Months Ended June 30, 2008	6 Months Ended June 30, 2009	6 Months Ended June 30, 2008
BROKERAGE SEGMENT
Commissions	$267.6	$246.0	$500.8	$452.3
Fees	67.8	58.4	116.9	103.8
Investment income and other	4.7	7.8	11.9	14.1

Revenues	340.1	312.2	629.6	570.2

Compensation	199.5	175.8	381.8	342.9
Operating	51.1	56.0	102.2	114.7
Depreciation	4.7	4.7	9.4	8.6
Amortization	13.9	10.1	26.1	18.9
Change in estimated acquisition earnout payables	1.4	—	1.4	—

Expenses	270.6	246.6	520.9	485.1

Earnings from continuing operations before income taxes	69.5	65.6	108.7	85.1
Provision for income taxes	28.0	26.4	43.1	34.0

Earnings from continuing operations	$41.5	$39.2	$65.6	$51.1

Diluted earnings from continuing operations per share	$0.41	$0.42	$0.66	$0.55
Growth - revenues	9%	6%	10%	8%
Organic growth (decline) in commissions and fees (1)	-1%	0%	-1%	1%
Compensation expense ratio (4)	59%	56%	61%	60%
Operating expense ratio (5)	15%	18%	16%	20%
Pretax profit margin (6)	20%	21%	17%	15%
EBITDA margin (3)	26%	26%	23%	20%
Effective tax rate	40%	40%	40%	40%
Workforce at end of period (includes acquisitions)			6,076	5,440

RISK MANAGEMENT SEGMENT
Fees	$113.0	$114.1	$224.8	$229.2
Investment income and other	0.3	1.1	0.7	2.2

Revenues	113.3	115.2	225.5	231.4

Compensation	69.9	70.4	138.0	140.5
Operating	27.0	29.2	53.6	58.4
Depreciation	2.8	3.2	5.8	6.2
Amortization	0.2	0.2	0.4	0.3

Expenses	99.9	103.0	197.8	205.4

Earnings from continuing operations before income taxes	13.4	12.2	27.7	26.0
Provision for income taxes	5.5	4.8	11.1	10.1

Earnings from continuing operations	$7.9	$7.4	$16.6	$15.9

Diluted earnings from continuing operations per share	$0.08	$0.08	$0.17	$0.17
Growth (decline) - revenues	-2%	7%	-3%	8%
Organic growth in fees (1)	2%	5%	2%	6%
Compensation expense ratio (4)	62%	61%	61%	61%
Operating expense ratio (5)	24%	25%	24%	25%
Pretax profit margin (6)	12%	11%	12%	11%
EBITDA margin (3)	14%	14%	15%	14%
Effective tax rate	41%	39%	40%	39%
Workforce at end of period (includes acquisitions)			3,862	3,892

FINANCIAL SERVICES AND CORPORATE SEGMENT
Investment income (loss):
Asset Alliance Corporation	$—	$(0.2)	$—	$(0.2)
Alternative energy	—	2.0	0.4	3.8
Real estate and venture capital	0.1	(0.1)	0.1	(0.3)

	0.1	1.7	0.5	3.3
Investment gains (losses)	0.1	(0.2)	(0.9)	(0.2)

Revenues	0.2	1.5	(0.4)	3.1

Investment expenses:
Alternative energy	0.6	(0.5)	1.1	(1.8)
Compensation, professional fees and other	1.4	3.2	3.0	6.0

	2.0	2.7	4.1	4.2
Interest	7.0	7.3	14.3	13.8

Expenses	9.0	10.0	18.4	18.0

Loss from continuing operations before income taxes	(8.8)	(8.5)	(18.8)	(14.9)
Benefit for income taxes	(3.2)	(3.6)	(8.7)	(5.9)

Loss from continuing operations	$(5.6)	$(4.9)	$(10.1)	$(9.0)

Diluted loss from continuing operations per share	$(0.05)	$(0.05)	$(0.10)	$(0.10)

See notes to second quarter 2009 earnings release and non-GAAP financial measures on page 6 of 6.

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Arthur J. Gallagher & Co.

Consolidated Statement of Earnings

(Unaudited - in millions except per share data)

	3 Months Ended June 30, 2009	3 Months Ended June 30, 2008	6 Months Ended June 30, 2009	6 Months Ended June 30, 2008
TOTAL COMPANY
Commissions	$267.6	$246.0	$500.8	$452.3
Fees	180.8	172.5	341.7	333.0
Investment income and other - Brokerage and Risk Management	5.0	8.9	12.6	16.3
Investment income - Financial Services and Corporate	0.1	1.7	0.5	3.3
Investment gains (losses)	0.1	(0.2)	(0.9)	(0.2)

Revenues	453.6	428.9	854.7	804.7

Compensation	269.4	246.2	519.8	483.4
Operating	78.1	85.2	155.8	173.1
Investment expenses	2.0	2.7	4.1	4.2
Interest	7.0	7.3	14.3	13.8
Depreciation	7.5	7.9	15.2	14.8
Amortization	14.1	10.3	26.5	19.2
Change in estimated acquisition earnout payables	1.4	—	1.4	—

Expenses	379.5	359.6	737.1	708.5

Earnings from continuing operations before income taxes	74.1	69.3	117.6	96.2
Provision for income taxes	30.3	27.6	45.5	38.2

Earnings from continuing operations	43.8	41.7	72.1	58.0

Loss on discontinued operations, net of income taxes	—	(0.9)	(1.9)	(23.2)

Net earnings	$43.8	$40.8	$70.2	$34.8

Diluted earnings from continuing operations per share	$0.44	$0.45	$0.73	$0.62
Diluted loss on discontinued operations per share	—	(0.01)	(0.02)	(0.25)

Diluted net earnings per share	$0.44	$0.44	$0.71	$0.37

Dividends declared per share	$0.32	$0.32	$0.64	$0.64

Other Information
Basic weighted average shares outstanding (000s)	100,623	93,050	99,316	92,672
Diluted weighted average shares outstanding (000s)	100,717	93,545	99,401	93,151
Common shares repurchased (000s)	7	20	18	46
Annualized return on beginning stockholders’ equity (7)			19%	10%
Number of acquisitions closed	6	9	9	20
Workforce at end of period (includes acquisitions)			10,145	9,534

Arthur J. Gallagher & Co.

EBITDA (2)

(Unaudited - in millions)

	3 Months Ended June 30, 2009	3 Months Ended June 30, 2008	6 Months Ended June 30, 2009	6 Months Ended June 30, 2008
BROKERAGE SEGMENT
Earnings from continuing operations	$41.5	$39.2	$65.6	$51.1
Provision for income taxes	28.0	26.4	43.1	34.0
Depreciation	4.7	4.7	9.4	8.6
Amortization	13.9	10.1	26.1	18.9
Change in estimated acquisition earnout payables	1.4	—	1.4	—

Brokerage EBITDA	$89.5	$80.4	$145.6	$112.6

RISK MANAGEMENT SEGMENT
Earnings from continuing operations	$7.9	$7.4	$16.6	$15.9
Provision for income taxes	5.5	4.8	11.1	10.1
Depreciation	2.8	3.2	5.8	6.2
Amortization	0.2	0.2	0.4	0.3

Risk Management EBITDA	$16.4	$15.6	$33.9	$32.5

FINANCIAL SERVICES AND CORPORATE SEGMENT
Loss from continuing operations	$(5.6)	$(4.9)	$(10.1)	$(9.0)
Benefit for income taxes	(3.2)	(3.6)	(8.7)	(5.9)
Interest	7.0	7.3	14.3	13.8

Financial Services and Corporate EBITDA	$(1.8)	$(1.2)	$(4.5)	$(1.1)

TOTAL COMPANY
Net earnings	$43.8	$40.8	$70.2	$34.8
Loss on discontinued operations, net of income taxes	—	0.9	1.9	23.2

Earnings from continuing operations	43.8	41.7	72.1	58.0
Provision for income taxes	30.3	27.6	45.5	38.2

Earnings from continuing operations before income taxes	74.1	69.3	117.6	96.2
Interest	7.0	7.3	14.3	13.8
Depreciation	7.5	7.9	15.2	14.8
Amortization	14.1	10.3	26.5	19.2
Change in estimated acquisition earnout payables	1.4	—	1.4	—

Total Company EBITDA	$104.1	$94.8	$175.0	$144.0

See notes to second quarter 2009 earnings release and non-GAAP financial measures on page 6 of 6.

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Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	June 30, 2009	Dec 31, 2008
Cash and cash equivalents	$226.1	$194.4
Restricted cash	603.9	551.0
Investments - current (8)	0.2	0.2
Premiums and fees receivable	1,034.3	826.5
Other current assets	116.2	129.9

Total current assets	1,980.7	1,702.0
Investments - noncurrent (8)	17.7	17.9
Fixed assets - net	86.1	88.8
Deferred income taxes	277.9	300.9
Other noncurrent assets	128.9	104.1
Goodwill - net	700.9	596.4
Amortizable intangible assets - net	460.3	461.2

Total assets	$3,652.5	$3,271.3

Premiums payable to insurance and reinsurance companies	$1,583.4	$1,365.3
Accrued compensation and other accrued liabilities	207.3	260.1
Unearned fees	54.6	46.2
Other current liabilities	32.3	55.0
Corporate related borrowings - current	193.0	132.0

Total current liabilities	2,070.6	1,858.6
Corporate related borrowings - noncurrent	400.0	400.0
Other noncurrent liabilities	342.1	274.2

Total liabilities	2,812.7	2,532.8

Stockholders’ equity:
Common stock - issued and outstanding	101.2	96.4
Capital in excess of par value	312.6	230.4
Retained earnings	457.5	452.0
Accumulated other comprehensive loss	(31.5)	(40.3)

Total stockholders’ equity	839.8	738.5

Total liabilities and stockholders’ equity	$3,652.5	$3,271.3

Other Information
Book value per share	$8.30	$7.66

Notes to Second Quarter 2009 Earnings Release

Non-GAAP Financial Measures

This exhibit contains supplemental non-GAAP financial information within the meaning of Regulation G of the SEC’s rules. Consistent with Regulation G, a description of such information is provided below and a reconciliation of certain of such items to U.S. generally accepted accounting principles (GAAP) is provided in this press release. Gallagher believes the items described below provide meaningful additional information, which may be helpful to investors in assessing certain aspects of Gallagher’s operating performance and financial condition that may not be otherwise apparent from GAAP. Industry peers provide similar supplemental information, although they may not use the same or comparable terminology and may not make identical adjustments. This non-GAAP information should be used in addition to, but not as a substitute for, the GAAP information.

(1)	Organic growth in commissions and fees excludes the first twelve months of net commission and fee revenues generated from the acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to determine the revenue growth that is associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic growth excludes the impact of contingent commission revenues and foreign currency translation.

(2)	EBITDA represents earnings from continuing operations before interest, income taxes, depreciation, amortization and change in estimated acquisition earnout payables.

(3)	Represents earnings from continuing operations before interest, income taxes, depreciation and amortization (EBITDA) divided by total revenues.

Other

(4)	Represents compensation expense divided by total revenues.

(5)	Represents operating expenses divided by total revenues.

(6)	Represents pretax earnings divided by total revenues.

(7)	Represents annualized year-to-date net earnings divided by total stockholders’ equity as of the beginning of the year.

(8)	Investments at June 30, 2009 include the following:

	Current	Noncurrent	Funding Commitments
Asset Alliance Corporation	$0.2	$1.0	$—
Alternative energy:
Equity interest in biomass projects and pipeline	—	8.6	—
Clean energy related ventures	—	2.2	4.3
Real estate and venture capital	—	5.9	1.0

Total investments	$0.2	$17.7	$5.3

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